                                                                    Exhibit 10-m


                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT by and between AmSouth Bancorporation, a Delaware corporation (the "Company") and C. Dowd Ritter (the "Executive") dated as of the 4th day of October, 1999.

     The Company has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive. Therefore, in order to accomplish this objective, the Board of Directors of the Company has caused the Company to enter into this Agreement.


     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Effective Date.  The "Effective Date" shall mean the date hereof, and
         --------------
the Executive's Employment Agreement dated December 18, 1997 (the "Prior Agreement"), is hereby superseded and is void, except as provided in Section 3(b)(i) below.

     2.  Employment Period.  The Company hereby agrees to employ the Executive,
         -----------------
and the Executive hereby agrees to enter into the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the fifth anniversary thereof (the "Employment Period"); provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate on the earlier of (x) five years from such Renewal Date and (y) the Executive's 62nd birthday, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Employment Period shall not be so extended.

     3.  Terms of Employment.  (a)  Position and Duties.  (i)  (A) During the
         -------------------        -------------------
Employment Period, the Executive shall serve as Chief Executive Officer and President of the Company with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position and
(B) the Executive's services shall be performed in Birmingham, Alabama. Upon the earlier of (x) January 2, 2001, or (y) Dennis C. Bottorff ceasing to be Chairman of the Company, the Executive shall be elected Chairman of the Company's Board of Directors for the remainder of the Employment Period. The Executive shall serve on the Company's Board of Directors during the entire Employment Period.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall thereafter be deemed not to interfere with the performance of the Executive's responsibilities to the Company.

     (b)  Compensation.
          ------------

          (i)   Base Salary.  Effective October 16, 1999, and during the
                -----------
Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $900,000. From the Effective Date through October 15, 1999, the Executive's Annual Base Salary shall be the same as was in effect immediately prior to the Effective Date. The Annual Base Salary shall be reviewed no less frequently than annually, and, if increased, the term "Annual Base Salary" shall refer to such increased amount.

          (ii)  Annual Bonus.  During the Employment Period, the Executive shall
                ------------
be eligible to receive an annual cash bonus under the Company's Executive Incentive Plan or any successor thereto ("Annual Bonus") based on performance criteria determined by the Compensation Committee of the Company's Board of Directors that provides the Executive with a target bonus of 100% of his Annual Base Salary and with an opportunity to earn up to 200% of his Annual Base Salary.

          (iii) Incentive Awards.  On the Effective Date, the Company shall
                ----------------
grant the Executive 100,000 shares of restricted stock of the Company (the "Restricted Stock") pursuant to the terms of the Company's stock incentive plan. The Executive shall be granted stock options to acquire 400,000 shares of the Company's common stock (the "Stock Options") with a strike price equal to the fair market value of the stock subject thereto on the date of grant, as provided in the Company's stock incentive plan.

     The Restricted Stock and Stock Options will vest according to the following schedule:

                                Restricted Stock
                                ----------------

                33,333                  Third anniversary hereof
                33,333                  Fourth anniversary hereof
                33,334                  Fifth anniversary hereof

                                 Stock Options
                                 -------------

                133,333                 Third anniversary hereof
                133,333                 Fourth anniversary hereof
                133,334                 Fifth anniversary hereof


          (iv)  Retirement Benefits.  So long as the Executive continues to
                -------------------
serve as the chief executive officer of the Company until at least his 55th birthday, he shall accrue an increasing total annual retirement benefit assuming retirement at age 62 as set forth in the chart below (the "Total Retirement Benefit"). "Final Average Pay" means the average of the sum of his highest Annual Base Salary and Annual Bonuses for three of the five years prior to his retirement.


Age at Which                Accrual Factor for          Early Payment           Total Retirement
Retirement Benefits          Replacement % of          Reduction Factor              Benefit
Begin                       Final Average Pay
                                 Assuming
                           Retirement at Age 62
--------------------------------------------------------------------------------------------------
55 years old                  53%                       79%                  41.87% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
56 years old                  54%                       82%                  44.28% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
57 years old                  55%                       85%                  46.75% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
58 years old                  56%                       88%                  49.28% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
59 years old                  57%                       91%                  51.87% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
60 years old                  58%                       94%                  54.52% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
61 years old                  59%                       97%                  57.23% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------
62 years old                  60%                      100%                  60% of Final
                                                                             Average Pay
--------------------------------------------------------------------------------------------------

The Total Retirement Benefit shall equal the total of the amounts payable to the Executive under the Company's qualified and non-qualified defined benefit pension plans (the "Pension Plans") plus the additional amount necessary in order to achieve the percentages of Final Average Pay specified above. The fact that the Executive is receiving the portion of the Total Retirement Benefit called for by this agreement shall not reduce or otherwise affect his existing participation in the Pension Plans. Upon the Executive's death, his current spouse, should she survive the Executive, shall be paid, for life, an annual benefit of 50% of the Total Retirement Benefit which would otherwise be payable to the Executive.

          (v)    Other Employee Benefit Plans.  During the Employment Period,
                 ----------------------------
except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare and other plans, practices, policies and programs generally applicable to senior executives of the Company on a basis no less favorable than his participation immediately prior to the Effective Date as set forth in the Prior Agreement provided that upon the Executive's termination of employment for any reason, the Company shall continue to provide him and his current spouse with medical and dental benefits for the remainder of their lives on a basis no less favorable than those benefits were provided to them immediately prior to such termination.

          (vi)   Expenses.  During the Employment Period, the Executive shall
                 --------
be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

          (vii)  Vacation.  During the Employment Period, the Executive shall
                 --------
be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies as in effect with respect to the senior executives of the Company.

          (viii) The Company shall provide the Executive with a Supplemental Life Insurance Policy which will replace the group term life insurance beyond $50,000 provided by the Company and will take into account the maximum coverage amounts allowed under the group term policy. This Supplemental Life Insurance will be provided in the form of a survivorship policy which will be funded on the basis of a split dollar endorsement method. The Company will meet its obligation to pay its portion of premiums and meet all other commitments to the Executive under the policy.

     4.   Termination of Employment.  (a)  Death or Disability.  The Executive's
          -------------------------        -------------------
employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) Cause.  The Company may terminate the Executive's employment
              -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

              (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

              (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

              (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c) Good Reason.  The Executive's employment may be terminated by the
              -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive a material breach by the Company of a material term of this Agreement, after the Company has been given notice thereof and a reasonable opportunity to cure such breach.

          (d) Notice of Termination.  Any termination by the Company for Cause,
              ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination.  "Date of Termination" means (i) if the
              -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

          5.   Obligations of the Company upon Termination.  (a) Good Reason;
               -------------------------------------------       ------------
Other Than for Cause, Death or Disability.  If, during the Employment Period,
-----------------------------------------
the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the highest annual bonus paid to the Executive for any of the three years prior to the Date of Termination (the "Recent Annual Bonus") and (y) a fraction, the numerator of which is the number of days that have elapsed in the fiscal year in which the Date of Termination occurs as of the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

               B. the amount equal to the product of (1) three and (2) the sum of (x) the Executive's Annual Base Salary, (y) the Recent Annual Bonus and (z) the value determined by an executive compensation consulting firm with a national reputation to be a competitive annual long term incentive grant (defined as a size-adjusted, 50th percentile grant as of the date of determination as compared to the Company's peer group); and

               C. An amount equal to the Total Retirement Benefit Value less the Pension Plan Benefit Value, where:

               "Total Retirement Value" equals the lump sum actuarial equivalent, utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's qualified defined benefit pension plan immediately prior to the Effective Date (the "Lump Sum Value"), of the Total Retirement Benefit provided under subsection 3(b)(iv) hereof, assuming (x) that the Executive is three years older than his actual age on the Date of Termination, (y) there shall be no deduction for early payment and (z) that for purposes of determining "Final Average Pay" under the benefit calculation the Executive's actual pay history as of the Date of Termination shall be used. By way of illustration, if the Executive were age 58 on the Date of Termination, then the Total Retirement Benefit Value would be the Lump Sum Value of an annual retirement benefit equal to 59% of the Executive's actual Final Average Pay as of the Date of Termination.

               "Pension Plan Benefit Value" equals the Lump Sum Value on the Date of Termination of the Executive's benefit under the Company's qualified defined benefit pension plan.

          The payment provided under this subsection 5(a)(i)(C) shall be made in lieu of, and shall completely supersede and replace the Total Retirement Benefit otherwise payable under subsection 3(b)(iv) hereof, other than the portion thereof payable under the Company's qualified defined benefit pension plan.

               D. An amount equal to the aggregate benefits accrued by the Executive as of the effective date of termination under the terms of the Supplemental Thrift Plan. The payment provided under this Subsection 5(a)(i)(D) shall be made in lieu of, and shall completely supersede and replace, the Executive's benefits payable under the AmSouth Bancorporation Supplemental Thrift Plan.

              (ii) the Restricted Stock and the Stock Options and any other stock-based incentives awarded to the Executive shall vest immediately;

              (iii) The amount of the Executive's annual club dues bonus in the year of termination, multiplied by three;

              (vi) For a thirty-six-month period following the date of the termination or until the Executive shall have obtained employment, comparable to his position with the Company on the date of termination, whichever is earlier, out-placement services, the scope and provider of which shall be selected by the Executive in the Executive's sole discretion, shall be provided at the expense of the Company, but not to exceed a reasonable cost;

              (v) the Company shall transfer (or cause to be transferred) to the Executive title to the Executive's Company car, without cost to the Executive, and shall pay to the Executive a lump sum cash payment in an amount necessary to fully gross-up the income tax effect of said transfer; and

              (vi) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

          (b) Death.  If the Executive's employment is terminated by reason of
              -----
the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. In addition, the Restricted Stock and Stock Options shall vest immediately. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death with respect to senior executives of the Company and their beneficiaries.

          (c) Disability.  If the Executive's employment is terminated by reason
              ----------
of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.
In addition, the Restricted Stock and Stock Options shall vest immediately. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the

Disability Effective Date to receive, disability and other benefits as in effect at any time thereafter generally with respect to senior executives of the Company.

          (d) Cause; Other than for Good Reason.  If the Executive's employment
              ---------------------------------
shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (w) his Annual Base Salary through the Date of Termination, (x) payment of the Retirement Benefit, and (y) Other Benefits, in each case to the extent theretofore unpaid.

          6.   Non-exclusivity of Rights.  Except as specifically provided,
               -------------------------
nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 12(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7.   Full Settlement.  The Company's obligation to make the payments
               ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          8.   Certain Additional Payments by the Company.
               ------------------------------------------

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent certified public accounting firm or such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the

Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          9.  Confidential Information; Noncompetition.  (a)  The Executive
              ----------------------------------------
shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          (b) Without the prior written consent of the Company, during the Employment Period, and for twenty-four (24) months following the expiration of this Agreement, the Executive shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is a banking institution, the headquarters of which is within one hundred (100) miles from the location of the Executive's principal job location or office at the time of termination of employment. However, the Executive shall be allowed to purchase and hold for investment less than three percent (3%) of the shares of any corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

          (c) In the event of a breach or threatened breach of this Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient.

          (d) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          10.  Successors.  (a)  This Agreement is personal to the Executive and
               ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Dispute Resolution.  The Executive shall have the right and
               ------------------
option to elect to have any good faith dispute or controversy arising under or in connection with this agreement settled by litigation or by arbitration. If arbitration is selected, such proceeding shall be conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction. All expenses of such litigation or arbitration, including the reasonable fees and expenses of the legal representative for the Executive, and necessary costs and disbursements incurred as a result of such dispute or legal proceeding, and any prejudgment interest, shall be borne by the Company.

          12.  Miscellaneous.  (a)  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, to the General Counsel of the Company, at the Company's principal offices. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof including the Prior Agreement, except as expressly provided herein.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                    -----------------------------------
                                    C. DOWD RITTER


                                    AMSOUTH BANCORPORATION


                                    By --------------------------------